UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): December 14, 2007

Advanced Photonix, Inc.

(Exact Name of Registrant as specified in its Charter)

Delaware	1-11056	33-0325836
(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification No.)

2925 Boardwalk, Ann Arbor, Michigan	48104
(Address of Principal Executive Offices)	(ZIP Code)

Registrant's telephone number, including area code: (734) 864-5647

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02 Compensatory Arrangements of Certain Officers

On December 14, 2007, the Compensation Committee (the “Committee”) of the Board of Directors of Advanced Photonix, Inc. (the “Company”) adopted a written Executive Incentive Compensation Plan (the “Plan”) based upon its existing matrix-based incentive compensation program as previously described in the Company’s Proxy Statement for its 2007 Annual Meeting of Stockholders (the “2007 Proxy Statement”). The Plan is substantially identical to the Company's incentive compensation program as described in the 2007 Proxy Statement except for changes required for the Plan to comply with the recently adopted final regulations adopted under Internal Revenue Code Section 409A.

The Company’s Chief Executive Officer, Chief Financial Officer, Chief Technology Officer and such other senior executive officers as may be determined by the Committee from time to time are covered by the Plan. At the commencement of each fiscal year, the Committee will establish the financial targets and maximum bonus that can be earned under the Plan. The financial targets are sales and EBIT percentage (i.e., earnings before interest and taxes as a percentage of sales), subject to certain adjustments as determined by the Committee. The actual bonus paid to participants will be determined at the end of the applicable fiscal year based on actual sales and EBIT percentage.

For fiscal year 2008, the maximum bonus payable to the Chief Executive Officer is 100% of annual salary for fiscal year 2008, and the maximum bonus payable to the Chief Financial Officer and the Chief Technology Officer is 70% of annual salary for fiscal year 2008.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

ADVANCED PHOTONIX, INC.

By:	/s/ Richard Kurtz
Richard Kurtz, Chief Executive Officer

Dated:  December 17, 2007